UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 18, 2004
                                                          ---------------


                                EATON VANCE CORP.
                               ------------------
             (Exact name of registrant as specified in its charter)



         Maryland                       1-8100                    04-2718215
----------------------------     ------------------------     ------------------
(State or other jurisdiction     (Commission File Number)       (IRS Employer
of incorporation)                                            Identification No.)


255 State Street, Boston, Massachusetts                               02109
---------------------------------------                           -------------
(Address of principal executive offices)                            (Zip Code)


        Registrant's telephone number, including area code: (617)482-8260
                                                            -------------

                       INFORMATION INCLUDED IN THE REPORT


ITEM 5.   OTHER EVENTS AND REQUIRED FD DISCLOSURE

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

          Registrant has reported its results of operations for the three months and nine months ended July 31, 2004, as described in Registrant's news release dated August 18, 2004, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

          This information is being filed pursuant to Item 5. Other Events and Required FD Disclosure and is being provided under Item 12. Results of Operations and Financial Condition.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (c) Exhibits.

          Exhibit No.           Document
          -----------           --------

          99.1                  Press release issued by the Registrant dated
                                August 18, 2004.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                EATON VANCE CORP.
                                (Registrant)


Date:    August 18, 2004        /s/ William M. Steul
                                ----------------------------------------------
                                William M. Steul, Chief Financial Officer

                                  EXHIBIT INDEX


     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this Report:

Exhibit No.     Description
-----------     -----------
99.1            Copy of Registrant's news release dated August 18, 2004.

                                                                    EXHIBIT 99.1
--------------------------------------------------
NEWS RELEASE

               Eaton Vance Corp.
               The Eaton Vance Building
{LOGO}         255 State Street, Boston, MA  02109
               (617) 482-8260
               Contact: William M. Steul
--------------------------------------------------

                                                               August 18, 2004

                                                           FOR IMMEDIATE RELEASE



                                EATON VANCE CORP.
                REPORT FOR THE THREE MONTHS AND NINE MONTHS ENDED
                                  JULY 31, 2004


BOSTON, MA--Eaton Vance Corp. reported diluted earnings per share of $0.50 in the third quarter of fiscal 2004 compared to diluted earnings per share of $0.38 in the third quarter of fiscal 2003, an increase of 32 percent. Eaton Vance earned $1.44 per diluted share in the first nine months of fiscal 2004, an increase of 31 percent compared to earnings of $1.10 per diluted share in the first nine months of fiscal 2003.

Assets under management of $89.4 billion at the end of the third quarter of fiscal 2004 were $25.1 billion or 39 percent greater than the $64.3 billion at the end of the third quarter last year. In the 12-month period ended July 31, 2004, the Company's assets under management were positively affected by long-term fund and separate account net inflows of $13.2 billion, the acquisition of Parametric Portfolio Associates which added $5.3 billion of assets under management in September 2003, the acquisition of $2.0 billion of assets under management from Deutsche Bank's Scudder Private Investment Counsel Boston office in July 2004, and market price appreciation of $4.7 billion. Gross sales and inflows of long-term funds and separate accounts in the last 12 months were $24.0 billion, including $6.4 billion of assets raised in five successful closed-end fund offerings.

Fund and separate account net inflows in the first nine months of fiscal 2004 were $10.6 billion, compared to net inflows of $5.7 billion in the first nine months of fiscal 2003. This fiscal year's first nine month net inflows included $5.1 billion of new assets raised from the successful offerings of four closed-end funds: Eaton Vance Senior Floating-Rate Trust, Eaton Vance Tax-Advantaged Global Dividend Income Fund, Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund and Eaton Vance Floating-Rate Income Trust, plus the over-allotment common shares and preferred shares associated with the September 2003 offering of the Eaton Vance Tax-Advantaged Dividend Income Fund. In addition to strong closed-end fund flows, the Company experienced strong open-end fund, private fund, institutional and retail managed account net inflows of $5.5 billion in the first nine months of fiscal 2004. Tables 1, 2 and 3 (attached) summarize assets under management and asset flows by investment objective.

Average assets under management increased 43 percent to $83.4 billion in the first nine months of fiscal 2004 from $58.3 billion in the first nine months of the last fiscal year. As a result of higher average assets under management, revenue in the first nine months of fiscal 2004 increased by $108.5 million or 29 percent to $488.2 million, compared to revenue in the first nine months of fiscal 2003 of $379.7 million. Investment adviser and administration fees increased 41 percent to $300.4 million, consistent with the increase in average assets under management. Distribution and underwriter fees increased 6 percent, reflecting an increase in Class A and Class C share and private fund assets and an increase in Class A share underwriter commissions that offset in part, lower distribution fees from Class B fund assets. Distribution fees from Class B share assets declined because of lower Class B share sales and the second quarter implementation of an automatic conversion of Class B shares to Class A shares after eight years of ownership for certain of the Company's mutual funds which reduced Class B share fund assets. Service fee revenue increased 25 percent, consistent with the increase in average Class A and Class C share and private equity fund assets that pay these fees. Other revenue increased 23 percent primarily as a result of consolidating two investment companies in which Eaton Vance is the majority shareholder.

Operating expenses in the first nine months of fiscal 2004 increased 25 percent to $326.5 million compared to $261.8 million in the same period last year, primarily because of higher compensation, service fee and distribution expenses. Compensation expense increased 38 percent principally due to increased marketing incentives associated with higher sales, the inclusion of Parametric Portfolio Associates' employee compensation, the compensation of employees who joined Eaton Vance from Deutsche Bank's Scudder Private Counsel Boston office and higher operating income-based bonus accruals.

Amortization of deferred sales commissions declined 3 percent in the first nine months of fiscal 2004 compared to the first nine months of fiscal 2003 because of the decline in Class B share assets. Service fee expense increased 22 percent, in line with the increase in service fee revenue. Eaton Vance collects asset-based service fees from many of its funds and pays them to the appropriate broker/dealers on fund assets in place more than one year. Distribution expense increased 55 percent as a result of increases in closed-end fund fees, sales support expense, certain Class A share fund sales commissions and Class C share fund distribution fees. Other expense increased 14 percent primarily because of higher travel, facilities, information technology, communications, legal, recruiting and miscellaneous expense offset by lower fund related expense.

In the first nine months of fiscal 2004, operating income increased 37 percent to $161.7 million and net income increased 30 percent to $101.0 million over the first nine months of fiscal 2003. Interest income declined by $1.9 million to $2.3 million, primarily because of the inclusion of interest income from two consolidated investment companies in other revenue. Interest expense in both periods was $4.3 million. The first nine months of fiscal 2003 included $2.0 million of gains on the sale of investments that were not repeated in the first nine months of fiscal 2004. Equity in net income of affiliates increased $1.3 million in the first nine months of fiscal 2004 compared to the same period last year primarily because of an increase in the earnings of Lloyd George Management in which the Company has a 20 percent ownership position. The Company's provision for income taxes was 36 percent in the first nine months of fiscal 2004 and 35 percent in the first nine months of fiscal 2003.

Cash, cash equivalents and short-term investments were $339.1 million ($291.8 million excluding $47.3 million of minority shareholder investments in two consolidated investment companies) on July 31, 2004, $242.8 million on October 31, 2003 and $270.7 million on July 31, 2003. The Company's strong operating cash flow in the last 12 months allowed it to reduce its long-term debt by $5.8 million to $120.1 million and to pay $56.3 million in income taxes, $68.4 million in sales commissions, $89.5 million to repurchase 2.5 million shares of its non-voting common stock and $32.7 million in dividends to shareholders. There are no outstanding borrowings against the Company's $170.0 million credit facility.

The year-over-year increases in other current assets and deferred income taxes resulted primarily from a recent change in IRS regulations allowing mutual fund sponsors to deduct Class B share sales commissions when paid. These commissions were previously capitalized and amortized for tax purposes.

During the first nine months of fiscal 2004, the Company repurchased and retired 1,829,000 shares of its non-voting common stock at an average price of $37.12 per share under its repurchase authorization. Approximately 2.1 million shares remain to be repurchased under the current 4.0 million-share authorization.

Subsequent to the end of the third quarter, on August 13, 2004, Eaton Vance Management, the Company's principal operating subsidiary, in response to some of its note holders exercising third anniversary put options, repurchased $46.0 million ($68.9 million principal amount at maturity) or 38 percent of its 30-year zero-coupon senior exchangeable notes. The notes were repurchased using cash on hand. The amount of the repurchase is classified as a current liability on the Company's July 31, 2004 balance sheet. The notes remaining after the repurchase have an accreted value of $74.1 million on July 31, 2004 ($110.9 million principal amount at maturity). The Company will expense $1.0 million of previously capitalized debt offering costs associated with the repurchase in its fiscal 2004 fourth quarter.

Eaton Vance Corp., a Boston-based investment management firm, is traded on the New York Stock Exchange under the symbol EV.

This news release contains statements that are not historical facts, referred to as "forward- looking statements." The Company's actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, the volume of sales and repurchases of fund shares, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed from time to time in the Company's filings with the Securities and Exchange Commission.

                                                     Eaton Vance Corp.
                                              Summary of Results of Operations
                                          (in thousands, except per share amounts)


                                                        Three Months Ended                          Nine Months Ended
                                               ------------------------------------         ------------------------------------
                                               July 31,        July 31,         %           July 31,     July 31,        %
                                                 2004            2003        Change           2004         2003        Change
                                               --------        --------      ------         ---------    ---------     ------
Revenue:
     Investment adviser and administration fees  $ 105,489        $ 75,687         39 %     $ 300,401    $ 212,696          41 %
     Distribution and underwriter fees              35,585          37,605         (5)        115,098      108,833           6
     Service fees                                   23,197          19,179         21          68,123       54,458          25
     Other revenue                                   1,672           1,433         17           4,585        3,727          23
                                                 -----------      ----------      -----     -----------  -----------       -----
     Total revenue                                 165,943         133,904         24         488,207      379,714          29
                                                 -----------      ----------      -----     -----------  -----------       -----
Expenses:
     Compensation of officers and employees         37,676          30,735         23         111,968       81,256          38
     Amortization of deferred sales commissions     19,919          21,139         (6)         62,551       64,168          (3)
     Service fee expense                            19,418          16,658         17          56,929       46,846          22
     Distribution expense                           21,120          14,054         50          59,594       38,434          55
     Other expenses                                 12,412          10,446         19          35,489       31,134          14
                                                 -----------      ----------      -----     -----------  -----------       -----
     Total expenses                                110,545          93,032         19         326,531      261,838          25
                                                 -----------      ----------      -----     -----------  -----------       -----
Operating Income                                    55,398          40,872         36         161,676      117,876          37

Other Income/(Expense):
     Interest income                                   826           1,252        (34)          2,275        4,189         (46)
     Interest expense                               (1,315)         (1,430)        (8)         (4,330)      (4,334)         (0)
     Gain on investments                               356             353          1             278        2,303         (88)
     Foreign currency gain (loss)                      (15)              2         NM             (62)          42          NM
     Equity in net income (loss) of affiliates         584             160        265           1,222          (51)         NM
                                                 -----------      ----------      -----     -----------  -----------       -----
Income Before Income Taxes and Minority Interest    55,834          41,209         35         161,059      120,025          34

Income Taxes                                        20,100          14,423         39          57,981       42,008          38

Minority Interest, Net of Tax                          701             259        171           2,063          567         264
                                                 -----------      ----------      -----     -----------  -----------       -----
Net Income                                        $ 35,033        $ 26,527         32       $ 101,015     $ 77,450          30
                                                 ===========      ==========      =====     ===========  ===========       =====
Earnings Per Share:
     Basic                                          $ 0.52          $ 0.39         33          $ 1.49       $ 1.12          33
                                                 ===========      ==========      =====     ===========  ===========       =====
     Diluted                                        $ 0.50          $ 0.38         32          $ 1.44       $ 1.10          31
                                                 ===========      ==========      =====     ===========  ===========       =====

Dividends Declared, Per Share                       $ 0.15          $ 0.12         25          $ 0.39       $ 0.28          39
                                                 ===========      ==========      =====     ===========  ===========       =====

Weighted Average Shares Outstanding:
     Basic                                          67,211          68,876         (2)         67,721       69,041          (2)
                                                 ===========      ==========      =====     ===========  ===========       =====
     Diluted                                        69,390          70,465         (2)         69,950       70,303          (1)
                                                 ===========      ==========      =====     ===========  ===========       =====

                                              Eaton Vance Corp.
                                                Balance Sheet
                                   (in thousands, except per share figures)

                                                                July 31,    October 31,  July 31,
                                                                  2004         2003        2003
                                                                --------    -----------  --------
ASSETS

Current Assets:
  Cash and cash equivalents                                       $ 182,525    $ 138,328    $130,726
  Short-term investments                                            156,579      104,484     139,980
  Investment adviser fees and other receivables                      32,011       25,922      22,911
  Other current assets                                               14,139        3,583       4,405
                                                                  -----------  -----------  ----------
        Total current assets                                        385,254      272,317     298,022
                                                                  -----------  -----------  ----------

Other Assets:
  Deferred sales commissions                                        174,011      199,322     210,068
  Goodwill                                                           89,281       88,879      69,467
  Other intangible assets, net                                       44,751       46,193      37,120
  Long-term investments                                              35,870       36,490      32,353
  Equipment and leasehold improvements, net                          12,558       12,411      12,153
  Other assets                                                        2,851        3,090       3,105
                                                                  -----------  -----------  ----------
        Total other assets                                          359,322      386,385     364,266
                                                                  -----------  -----------  ----------

Total assets                                                      $ 744,576    $ 658,702    $662,288
                                                                  ===========  ===========  ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
  Accrued compensation                                             $ 38,527     $ 35,339    $ 23,793
  Accounts payable and accrued expenses                              23,389       23,822      21,959
  Dividend payable                                                   10,042        8,189       8,257
  Current portion of long-term debt                                  46,002        7,143       7,143
  Other current liabilities                                           2,872        8,302       8,291
                                                                  -----------  -----------  ----------
        Total current liabilities                                   120,832       82,795      69,443
                                                                  -----------  -----------  ----------
Long-Term Liabilities:
  Long-term debt                                                     74,071      118,736     118,291
  Deferred income taxes                                              63,270       33,203      35,479
                                                                  -----------  -----------  ----------
        Total long-term liabilities                                 137,341      151,939     153,770
                                                                  -----------  -----------  ----------
        Total liabilities                                           258,173      234,734     223,213
                                                                  -----------  -----------  ----------
Minority interest                                                    51,367        7,691      23,426
                                                                  -----------  -----------  ----------
Commitments and contingencies                                             -            -           -

Shareholders' Equity:
  Common stock, par value $0.0078125 per share:
    Authorized, 640,000 shares
    Issued, 154,880 shares                                                1            1           1
  Non-voting common stock, par value $0.0078125 per share:
    Authorized, 95,360,000 shares
    Issued, 66,937,934, 68,250,464 and
    68,813,555 shares, respectively                                     523          533         538
  Notes receivable from stock option exercises                       (3,010)      (2,995)     (3,059)
  Deferred compensation                                              (2,800)      (1,000)     (1,275)
  Accumulated other comprehensive income                              1,556        1,245         814
  Retained earnings                                                 438,766      418,493     418,630
                                                                  -----------  -----------  ----------
        Total shareholders' equity                                  435,036      416,277     415,649
                                                                  -----------  -----------  ----------
Total liabilities and shareholders' equity                        $ 744,576    $ 658,702    $662,288
                                                                  ===========  ===========  ==========

                                     Table 1
                            Asset Flows (in millions)
                        Twelve Months Ended July 31, 2004


Assets7/31/2003 - Beginning of Period                           $ 64,322
  Long-term fund sales and inflows                                18,883
  Long-term fund redemptions and outflows                         (7,864)
  Long-term fund net exchanges                                       (27)
  Long-term fund mkt. value change                                 2,826
  Long-term fund assets acquired 1                                   660
  Institutional and HNW account inflows                            3,203
  Institutional and HNW account outflows                          (1,937)
  Institutional and HNW assets acquired 1 2                        4,768
  Retail managed account inflows                                   1,868
  Retail managed account outflows                                   (950)
  Retail managed account assets acquired 1                         1,850
  Separate account mkt. value change                               1,861
  Change in money market funds                                       (21)
  Net change                                                      25,120
Assets 7/31/2004 - End of Period                                $ 89,442




                                     Table 2
                             Assets Under Management
                      By Investment Objective (in millions)

                        -----------------------------------------------------
                        July 31     October 31      %       July 31,     %
                         2004          2003      Change      2003      Change
                        -----------------------------------------------------
Equity Funds            $ 35,01     $ 28,854      21%       $ 25,407    38%
Fixed Income Fund        17,090       17,801      -4%         17,580    -3%
Bank Loan Funds          13,777        9,547      44%          8,419    64%
Money Market Funds          403          445      -9%            424    -5%
Separate Accounts        23,154       18,397      26%          12,492   85%
                        -----------------------------------------------------
Total                   $ 89,44     $ 75,044      19%        $ 64,322   39%
                        =====================================================

                                              Table 3
                             Asset Flows by Investment Objective (in millions)

                                                               Three Months Ended            Nine Months Ended
                                                             --------------------------    -------------------------
                                                             July 31,      July 31,        July 31,    July 31,
                                                               2004          2003           2004         2003
                                                             --------------------------    -------------------------
Equity Fund Assets - Beginning of Period                     $ 34,539       $ 23,372       $ 28,854      $ 22,910
  Sales/Inflows                                                 1,498          881          7,218        2,116
  Redemptions/Outflows                                           (874)        (597)        (2,442)       (1,893)
  Exchanges                                                         4           32             97          (59)
  Market Value Change                                            (149)       1,719          1,291        2,333
                                                             --------------------------    -------------------------
  Net Change                                                      479        2,035          6,164        2,497
                                                             --------------------------    -------------------------
Equity Assets - End of Period                                $ 35,018       $ 25,407       $ 35,018      $ 25,407
                                                             --------------------------    -------------------------
Fixed Income Fund Assets - Beginning of Period                 17,649       15,573         17,801        13,302
  Sales/Inflows                                                   434        3,033          1,825        5,714
  Redemptions/Outflows                                           (661)        (612)        (1,904)       (1,495)
  Exchanges                                                      (114)         (69)          (263)          60
  Market Value Change                                            (218)        (345)          (369)          (1)
                                                             --------------------------    -------------------------
  Net Change                                                     (559)       2,007           (711)       4,278
                                                             --------------------------    -------------------------
Fixed Income Assets - End of Period                          $ 17,090       $ 17,580       $ 17,090      $ 17,580
                                                             --------------------------    -------------------------
Bank Loan Fund Assets - Beginning of Period                    11,791        7,156          9,547        7,687
  Sales/Inflows                                                 2,570        1,485          5,768        1,846
  Redemptions/Outflows                                           (527)        (339)        (1,642)       (1,217)
  Exchanges                                                        75           15            147          (78)
  Market Value Change                                            (132)         102            (43)         181
                                                             --------------------------    -------------------------
  Net Change                                                    1,986        1,263          4,230          732
                                                             --------------------------    -------------------------
Bank Loan Assets - End of Period                             $ 13,777       $ 8,419        $ 13,777      $ 8,419
                                                             --------------------------    -------------------------
Long-Term Fund Assets - Beginning of Period                    63,979       46,101         56,202        43,899
  Sales/Inflows                                                 4,502        5,399         14,811        9,676
  Redemptions/Outflows                                         (2,062)      (1,548)        (5,988)       (4,605)
  Exchanges                                                       (35)         (22)           (19)         (77)
  Market Value Change                                            (499)       1,476            879        2,513
                                                             --------------------------    -------------------------
  Net Change                                                    1,906        5,305          9,683        7,507
                                                             --------------------------    -------------------------
Total Long-Term Fund Assets - End of Period                  $ 65,885       $ 51,406       $ 65,885      $ 51,406
                                                             --------------------------    -------------------------
Separate Accounts - Beginning of Period                        20,729       11,376         18,397        10,802
  Institutional/ HNW Account Inflows                              618          508          2,507        1,379
  Institutional/ HNW Account Outflows                            (633)        (220)        (1,431)       (1,169)
  Institutional/ HNW Assets Acquired 2                          1,996            -          1,996            -
  Retail Managed Account Inflows                                  504          196          1,530          591
  Retail Managed Account Outflows                                (232)        (112)          (808)        (195)
  Separate Accounts Market Value Change                           172          744            963        1,084
                                                             --------------------------    -------------------------
  Net Change                                                    2,425        1,116          4,757        1,690
                                                             --------------------------    -------------------------
Separate Accounts - End of Period                            $ 23,154       $ 12,492       $ 23,154      $ 12,492
                                                             --------------------------    -------------------------
Money Market Fund Assets - End of Period                          403          424            403          424
                                                             --------------------------    -------------------------
Total Assets Under Management - End of Period                $ 89,442       $ 64,322       $ 89,442      $ 64,322
                                                             ==========================    =========================

1    Parametric Portfolio Associates assets acquired by Eaton Vance in September
     2003

2 Deutsche Bank's Scudder Private Investment Counsel assets acquired by Eaton Vance in July 2004